                                                                  Exhibit 23.02
                                                                  -------------

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 1991 Restricted Stock Plan of Analog Devices, Inc. of our report dated November 28, 1995, except for the fifth paragraph of
Note 4 as to which the date is December 18, 1995, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included in its Annual Report (Form 10-K) for the year ended October 28, 1995.


                                   ERNST & YOUNG LLP



Boston, Massachusetts
May 28, 1996



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